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                                 Exhibit 99.3
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                   Global Payments Inc. Amended and Restated
                 2000 Non-Employee Director Stock Option Plan
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                             GLOBAL PAYMENTS INC.
                             AMENDED AND RESTATED
                 2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


     1.  Purpose.  The purpose of the Global Payments Inc. Amended and Restated
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2000 Non-Employee Director Stock Option Plan (the "Plan") is to advance the interests of Global Payments Inc. (the "Company") by encouraging ownership of the Company's no par value common stock of the Company, and such other securities of the Company as may be substituted for such stock pursuant to
Section 6 hereof (the "Common Stock") by certain non-employee directors of the Company, thereby giving such directors an increased incentive to devote their efforts to the success of the Company.

     2.  Administration.  Grants of options under this Plan are automatic.  This
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Plan is intended to be a "formula plan" for purposes of Section 16(b) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall be interpreted accordingly. The Board of Directors of the Company has authority to interpret the Plan and otherwise administer the plan in accordance with its terms.

     3.  Eligibility.  Except as provided otherwise in this Section 3, options
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under the Plan shall be granted in accordance with Section 5 to each Non-
Employee Director (as defined below) of the Company; provided that shares of the Company's Common Stock remain available for grant hereunder in accordance with
Section 4. For purposes of this Plan, a "Non-Employee Director" shall mean each member of the Company's Board of Directors who is not an employee of the Company or any of its affiliates and who has not been appointed or elected to the Board solely by reason of his or her affiliation with a shareholder of the Company. Non-Employee Director to whom an option is granted under the Plan shall be referred to hereinafter as a "Grantee."

     4.  Shares Subject to Plan.  The shares subject to the Plan shall be
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authorized but unissued or reacquired shares of the Company's Common Stock.
Subject to adjustment in accordance with the provisions of Section 6 of the Plan, the maximum number of shares of Common Stock for which options may be granted under the Plan shall be 400,000 and the initial adoption of the Plan by the Board of Directors of the Company shall constitute a reservation of 400,000 authorized but unissued, or reacquired, shares of Common Stock for issuance only upon the exercise of options granted under the Plan. In the event that any outstanding option granted under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subject in whole or in part to any option granted under the Plan.

     5.  Terms and Conditions of Options.  Options granted pursuant to the Plan
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shall be evidenced by Stock Option Agreements in such form as shall comply with and be subject to the following terms and conditions:
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     (a) Grant.  Each person who is a Non-Employee Director on the Effective
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Date shall be granted on that date an option to purchase that number of shares of the Company's Common Stock having a Fair Market Value (as defined in Section 5(b) below) on the date of grant equal to $125,000. Each person who thereafter first becomes a Non-Employee Director shall be granted on the date that he or she first becomes a Non-Employee Director an option to purchase that number of shares of the Company's Common Stock having a Fair Market Value on the date of grant equal to $125,000, multiplied by a fraction, the numerator or which is the number of full months before the next regularly scheduled annual shareholders meeting of the Company, and the denominator of which is 12. In addition, as of the day following the annual meeting of the Company's public shareholders in 2001, and on the day following each subsequent annual meeting of the Company's shareholders, each Non-Employee Director serving as such on that date shall be granted an option to purchase that number of shares of the Company's Common Stock having a Fair Market Value on the date of grant equal to $125,000. Each such day that options are to be granted under the Plan is referred to hereinafter as a "Grant Date."

     If on any Grant Date, shares of Common Stock are not available under this Plan to grant to Non-Employee Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Non-Employee Director shall receive an option (a "Reduced Grant") to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock then available under the Plan divided by the number of Non-Employee Directors as of the applicable Grant Date. Fractional shares shall be ignored and not granted.

     If a Reduced Grant has been made and, thereafter, during the term of this Plan, additional shares of Common Stock become available for grant (e.g., because of the forfeiture or lapse of an option), then each person who was a Non-Employee Director both on the Grant Date on which the Reduced Grant was made and on the date additional shares of Common Stock become available (a "Continuing Non-Employee Director") shall receive an additional option to purchase shares of Common Stock. The number of newly available shares shall be divided equally among the options granted to the Continuing Non-Employee Directors; provided, however, that the aggregate number of shares of Common Stock subject to a Continuing Non-Employee Director's additional option plus any prior Reduced Grant to the Continuing Non-Employee Director on the applicable Grant Date shall not exceed that number of shares having a Fair Market Value equal to $125,000 as of the date on which the applicable Reduced Grant was made. If more than one Reduced Grant has been made, available options shall be granted beginning with the earliest such Grant Date.

     (b) Exercise Price.  The exercise price for each option granted under the
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Plan shall be the Fair Market Value of the shares of Common Stock subject to the option on the date of grant of the option. For purposes of the Plan, the "Fair Market Value" on any date, means (i) if the Common Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding
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date on which sales were reported, or (ii) if the Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Board of Directors determines in good faith to be reasonable.

     (c) Medium and Time of Payment.  The exercise price shall be payable in
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full upon the exercise of an option in cash and/or shares of Common Stock;
provided, however, that if shares of Common Stock are used to pay the exercise price of an Option, such shares must have been held by the Grantee for at least six months. In the event that all or part of the exercise price of an option is paid by the surrender to the Company of shares of Common Stock previously held by the Grantee, such shares shall be valued at their Fair Market Value as of the date of exercise, and the Grantee shall deliver to the Company a certificate of certificates representing such shares duly endorsed to the Company or accompanied by a duly-executed separate instrument of transfer satisfactory to the Board of Directors. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, options may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the option shares and delivers cash sales proceeds to the Company in payment of the exercise price.

     (d) Term.  Each option granted under the Plan shall, to the extent not
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previously exercised, terminate and expire on the date ten (10) years after the date of grant of the option, unless earlier terminated as provided hereinafter in Section 5(g).

     (e) Exercisability.  Except as set forth below, each option granted under
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this Plan shall vest (become exercisable) in accordance with the following schedule:


         Years of Service                      Percent of Option Shares
        After Date of Grant                    ------------------------
        -------------------                           Vested
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            Less than 2                                 0%
                 2                                     25%
                 3                                     45%
                 4                                     70%
                 5                                    100%


     Notwithstanding the foregoing, each option granted under this Plan shall vest (become exercisable) as to all of the shares covered thereby upon the termination of the Grantee's membership on the Board of Directors of the Company by reason of death, Disability, Retirement or failure to be re-nominated or re-elected as a director. For purposes of this Plan, "Disability" shall mean any illness or other physical or mental condition of a Grantee that renders him or her incapable of performing as a director of the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily
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injury, disease or mental disorder which, in the judgment of the Board of
Directors, is permanent and continuous in nature. The Board of Directors may require such medical or other evidence as it deems necessary to judge the nature and permanency of a Grantee's condition. For purposes of this Plan, "Retirement" means retirement as a director of the Company in accordance with the provisions of the Company's bylaws as in effect from time to time.

     (f) Method of Exercise.  All options granted under the Plan shall be
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exercised by an irrevocable written notice directed to the Secretary of the
Company at the Company's principal place of business. Such written notice shall be accompanied by payment in full of the exercise price for the shares for which such option is being exercised. The Company shall make delivery of certificates representing the shares for which an option has been exercised within a reasonable period of time; provided, however, that if any law, regulation or agreement requires the Company to take any action with respect to the shares for which an option has been exercised before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. Certificates representing shares for which options are exercised under the Plan may bear such restrictive legends as may be necessary or desirable in order to comply with applicable federal and state securities laws. Nothing contained in the Plan shall be construed to require the Company to register any shares of Common Stock underlying options granted under this Plan.

     (g) Effect of Termination of Directorship.  Upon termination of a Grantee's
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membership on the Board of Directors of the Company for any reason (including without limitation by reason of death, Disability, Retirement or failure to be re-nominated or re-elected as a director), the options held by the Grantee under the Plan, to the extent they were exercisable on the date of termination (including any acceleration by reason of such termination) shall remain exercisable until the earlier of (i) the original expiration date of the Option, or (ii) the fifth anniversary of the Grantee's termination as a director. In the event of the death of a Grantee, the Grantee's personal representatives, heirs or legatees (the "Grantee's Successors") may exercise the options held by the Grantee on the date of death, upon proof satisfactory to the Company of their authority. Such exercise otherwise shall be subject to the terms and conditions of the Plan.

     (h) Transferability of Options.  Any option granted pursuant to the Plan
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shall be assignable or transferable by the Grantee by will, by the laws of descent and distribution, or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Internal Revenue Code of 1986, as amended, if such provision applied to an option under the Plan. In addition, any option granted pursuant to the Plan shall be transferable by the Grantee to any of the following permitted transferees, upon such reasonable terms and conditions as the Board of Directors may establish: (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), (ii) a trust in which the foregoing persons (or the Grantee) have more than fifty percent of the beneficial
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interests, (iii) a foundation in which these persons (or the Grantee) control the management of assets, or (iv) any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

     (i) Rights as Shareholder.  Neither the Grantee nor the Grantee's
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Successors or transferees shall have rights as a shareholder of the Company with respect to shares of Common Stock covered by the Grantee's option until the Grantee or such successors or transferees become the holder of record of such shares.

     (j) No Options after Ten Years.  No options shall be granted except within
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a period of ten (10) years after the effective date of the Plan.

     6.   Adjustments.  In the event a stock dividend is declared upon the
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Common Stock, the authorization limits under Section 4 shall be increased proportionately, and the shares of Common Stock then subject to each option shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Common Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, or otherwise, the authorization limits under Section 4 shall be adjusted proportionately, and there shall be substituted for each such share of Common Stock then subject to each option the number and class of shares into which each outstanding share of Common Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each option, or there shall be made such other equitable adjustment as the Board of Directors shall approve.

     7.   Effective Date and Termination of Plan.
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     (a)  Effective Date.  The Plan was approved on September 14, 2000 by the
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Board of Directors of the Company and by National Data Corporation, acting in its capacity as the sole shareholder of the Company. The Plan shall become effective upon the first trading day after the effective date of the distribution by National Data Corporation to its stockholders of all of the issued and outstanding shares of capital stock of the Company, as contemplated in that certain Distribution Agreement between National Data Corporation and the Company and the related agreements between the parties referred to therein.

     (b)  Termination.  The Plan shall terminate on the second day following the
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2010 Annual Meeting, but the Board of Directors may terminate the Plan at any time prior to such date. No termination of the Plan shall adversely affect the rights of the Grantees who have outstanding Options without the consent of such Grantees.

     8.   No Obligation to Exercise Option.  The granting of an option shall
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impose no obligation upon the Grantee to exercise such option.
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     9.   Amendment.  The Board of Directors may, at any time and from time to
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time, amend, modify or terminate the Plan without shareholder approval;
provided, however, that the Board of Directors may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. Any amendment to the Plan shall not, without the written consent of the Grantee, affect such Grantee's rights under any option theretofore granted to such Grantee.

     The foregoing is hereby acknowledged as being the Global Payments Inc. 2000 Non-Employee Director Stock Option Plan as adopted by the Board of Directors of the Company on September 14, 2000, and by the sole shareholder of the Company on September 14, 2000, and amended and restated by the Board of Directors and sole shareholder on January 5, 2001.


                                        GLOBAL PAYMENTS INC.


                                        By:  /s/ Suellyn P. Tornay
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                                                 Suellyn P. Tornay
                                        Its:     General Counsel